U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2007

AMERICHIP INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Nevada	000-33127	98-0339467
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9282 General Drive, Suite 100, Plymouth, MI	48170-4607
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (905) 898-2646

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers.

On February 2, 2007, the Board of Directors of AmeriChip International Inc, (the “Company”) appointed Thomas P Schwanitz as a director of the Company.

Mr. Schwanitz, 56, brings to the company a wealth of financial, tax and audit experience. Mr. Schwanitz is Managing Partner of Schwanitz, Hayden & Associates, PLC, serves on the Board of Directors for and is the Treasurer of the Mt. Clemens General Hospital. In addition, Mr. Schwanitz is on the Board of Trustees for Baker College in Mt Clemens Michigan. His professional affiliations include member of the American Institute of Certified Public Accountants, Michigan Association of Certified Public Accountants, Consultant to the Association of Macomb County Life Underwriters and Financial & Estates Planning Councils of Detroit and Macomb County.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICHIP INTERNATIONAL INC.

By:  /s/ Marc Walther

Marc Walther
President and Chief Executive Officer

Date: February 9, 2007